EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:   William J. Wagner, President and Chief Executive Officer (814) 726-2140

William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Third Quarter 2012 Earnings and Dividend Declaration

Warren, Pennsylvania — October 22, 2012

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended September 30, 2012 of $15.7 million, or $0.17 per diluted share.  This represents a decrease of $1.0 million, or 6.1%, over the same quarter last year when net income was $16.7 million, or $0.17 per diluted share, and a decrease of $668,000, or 4.1%, over the quarter ended June 30, 2012 when net income was $16.4 million, or $0.17 per diluted share.  The annualized returns on average shareholders’ equity and average assets for the current quarter were 5.37% and 0.78% compared to 5.62% and 0.83% for the same quarter last year and 5.63% and 0.82% for the quarter ended June 30, 2012.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.12 per share payable on November 15, 2012, to shareholders of record as of November 1, 2012.  This represents the 72nd consecutive quarter in which the Company has paid a cash dividend.

In making this announcement, William J. Wagner, President and CEO, noted, “We are pleased to have maintained a stable net interest margin of approximately 3.65% over the past year despite ongoing economic uncertainty and the challenges of the prolonged low interest rate environment. Largely contributing to this success was a $177 million, or 3.2%, increase in our loan portfolio over the past nine months.  Asset quality continues to improve from the beginning of the year with loans 90 or more days delinquent at the lowest level since the second quarter of 2008 and net charge-offs for the quarter down more than 40% from the same quarter last year.  Finally, we continued to manage our excess capital position during the quarter by repurchasing 183,780 of our common shares at an average price of $12.00 per share.

Net interest income decreased by $1.0 million, or 1.5%, to $66.0 million for the quarter ended September 30, 2012, from $67.0 million for the quarter ended September 30, 2011, which was primarily attributable to a decrease in interest income from loans of $3.5 million, or 4.3%, and from investment securities of $2.3 million, or 25.7%.  Partially offsetting this decrease was a $4.8 million, or 31.8%, decrease in interest expense on deposit accounts. These changes from the previous year were primarily due to decreases in market interest rates and continued competitive pricing pressure.

The provision for loan losses decreased by $1.2 million, or 14.2%, to $6.9 million for the quarter ended September 30, 2012, from $8.1 million for the quarter ended September 30, 2011.  As of September 30, 2012, the allowance for loan losses was $71.2 million, or 1.24% of total loans, compared to $73.2 million, or 1.33% of total loans, as of September 30, 2011.  The decrease in the provision for loan losses is partially attributable to a decrease in loans that are 90 days or more delinquent to $80.4 million as of September 30, 2012, from $112.2 million as of September 30, 2011 and $84.7 million as of June 30, 2012.  Additionally, net charge-offs for the quarter ended September 30, 2012, decreased by $4.5 million, or 43.2%, to $5.8 million compared to $10.3 million in the same quarter last year.

Noninterest income increased by $425,000, or 2.9%, to $14.9 million for the quarter ended September 30, 2012, from $14.5 million for the quarter ended September 30, 2011, due primarily to an increase in mortgage banking income of $1.1 million, as an increased number of residential mortgage loans were sold at favorable pricing levels.

Noninterest expense increased by $1.9 million, or 3.8%, to $51.8 million for the quarter ended September 30, 2012, from $49.9 million for the quarter ended September 30, 2011, due primarily to an increase in compensation and employee benefits of $2.2 million.  This increase is the result of increased health insurance costs and an increase in lending and compliance personnel.  Partially offsetting this increase in compensation expense was a decrease in marketing expense of $958,000, which was due to the timing of several marketing campaigns.

Net income for the nine-month period ended September 30, 2012 of $47.2 million represents a decrease of $1.8 million, or 3.6%, compared to net income of $49.0 million for the nine-month period ended September 30, 2011.  However, diluted earnings per share increased to $0.50 from $0.48 in the previous year, as there were 7,677,525 fewer diluted average shares outstanding in 2012.  The annualized returns on average shareholders’ equity and average assets were 5.42% and 0.79%, respectively, for the current nine-month period compared to 5.25% and 0.81%, respectively, in the prior year.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Savings Bank.  Founded in 1896, Northwest Savings Bank is a full-service financial institution offering a complete line of business and personal banking products as well as benefits and wealth management services. Northwest operates 166 community banking offices in Pennsylvania, New York, Ohio and Maryland and 52 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market. Additional information regarding Northwest Bancshares, Inc. can be accessed on-line at www.northwestsavingsbank.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except per share amounts)

	(Unaudited)
	September 30,	December 31,
	2012	2011
Assets
Cash and cash equivalents	$91,286	94,276
Interest-earning deposits in other financial institutions	546,149	593,388
Federal funds sold and other short-term investments	633	633
Marketable securities available-for-sale (amortized cost of $922,684 and $885,408)	951,879	908,349
Marketable securities held-to-maturity (fair value of $174,821 and $239,412)	167,739	231,389
Total cash, interest-earning deposits and marketable securities	1,757,686	1,828,035

Residential mortgage loans held for sale	14,152	967
Residential mortgage loans	2,410,124	2,396,399
Home equity loans	1,100,879	1,084,786
Other consumer loans	235,693	245,689
Commercial real estate loans	1,560,966	1,435,767
Commercial loans	406,819	387,911
Total loans receivable	5,728,633	5,551,519
Allowance for loan losses	(71,177)	(71,138)
Loans receivable, net	5,657,456	5,480,381

Federal Home Loan Bank stock, at cost	46,834	48,935
Accrued interest receivable	25,324	24,599
Real estate owned, net	29,291	26,887
Premises and Equipment, net	135,455	132,152
Bank owned life insurance	136,871	133,524
Goodwill	171,882	171,882
Other intangible assets	1,330	2,123
Other assets	85,542	109,187
Total assets	$8,047,671	7,957,705

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$763,839	658,560
Interest-bearing demand deposits	842,389	800,676
Savings deposits	2,256,544	2,036,272
Time deposits	1,961,984	2,284,817
Total deposits	5,824,756	5,780,325
Borrowed funds	855,552	827,925
Advances by borrowers for taxes and insurance	11,570	23,571
Accrued interest payable	1,111	1,104
Other liabilities	76,962	66,782
Junior subordinated debentures	103,094	103,094
Total liabilities	6,873,045	6,802,801

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 97,844,382 shares and 97,493,046 shares issued and outstanding, respectively	978	975
Paid-in-capital	661,589	659,523
Retained earnings	556,502	543,598
Unallocated common stock of Employee Stock Ownership Plan	(24,817)	(25,966)
Accumulated other comprehensive loss	(19,626)	(23,226)
Total shareholders’ equity	1,174,626	1,154,904
Total liabilities and shareholders’ equity	$8,047,671	7,957,705

Equity to assets	14.60%	14.51%
Tangible common equity to assets	12.72%	12.60%
Book value per share	$12.00	$11.85
Tangible book value per share	$10.23	$10.06
Closing market price per share	$12.23	$12.44
Full time equivalent employees	2,027	1,950
Number of banking offices	166	168

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income - Unaudited

(Dollars in thousands, except per share amounts)

	Quarter ended
	September 30,		June 30,
	2012	2011	2012
Interest income:
Loans receivable	$77,109	80,562	77,422
Mortgage-backed securities	3,941	5,544	4,409
Taxable investment securities	577	684	435
Tax-free investment securities	2,223	2,848	2,318
Interest-earning deposits	364	393	473
Total interest income	84,214	90,031	85,057

Interest expense:
Deposits	10,207	14,958	11,184
Borrowed funds	8,013	8,061	7,912
Total interest expense	18,220	23,019	19,096

Net interest income	65,994	67,012	65,961
Provision for loan losses	6,915	8,057	4,963
Net interest income after provision for loan losses	59,079	58,955	60,998

Noninterest income:
Impairment losses on securities	(340)	—	—
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	247	—	—
Net impairment losses	(93)	—	—
Gain/ (loss) on sale of investments, net	260	152	(44)
Service charges and fees	8,772	8,499	8,702
Trust and other financial services income	2,122	2,063	2,018
Insurance commission income	1,480	1,796	1,603
Loss on real estate owned, net	(1,187)	(1,340)	(582)
Income from bank owned life insurance	1,148	1,938	1,107
Mortgage banking income	1,484	400	789
Other operating income	949	1,002	1,244
Total noninterest income	14,935	14,510	14,837

Noninterest expense:
Compensation and employee benefits	28,171	26,004	27,416
Premises and occupancy costs	5,498	5,658	5,483
Office operations	3,141	3,209	3,340
Processing expenses	6,340	5,896	6,059
Marketing expenses	1,830	2,788	3,829
Federal deposit insurance premiums	1,305	1,386	1,418
Professional services	1,939	1,238	1,500
Amortization of intangible assets	219	475	279
Real estate owned expense	832	483	571
Other expense	2,528	2,786	2,071
Total noninterest expense	51,803	49,923	51,966

Income before income taxes	22,211	23,542	23,869
Income tax expense	6,518	6,822	7,508

Net income	$15,693	16,720	16,361

Basic earnings per share	$0.17	0.17	0.17

Diluted earnings per share	$0.17	0.17	0.17

Annualized return on average equity	5.37%	5.62%	5.63%
Annualized return on average assets	0.78%	0.83%	0.82%

Basic common shares outstanding	94,422,878	96,918,016	94,294,956
Diluted common shares outstanding	94,610,656	97,124,328	94,500,877

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income - Unaudited

(Dollars in thousands, except per share amounts)

	Nine months ended September 30,
	2012	2011
Interest income:
Loans receivable	$232,690	241,012
Mortgage-backed securities	13,041	18,373
Taxable investment securities	1,585	1,676
Tax-free investment securities	6,987	8,914
Interest-earning deposits	1,217	1,289
Total interest income	255,520	271,264

Interest expense:
Deposits	34,335	46,494
Borrowed funds	23,824	24,039
Total interest expense	58,159	70,533

Net interest income	197,361	200,731
Provision for loan losses	18,165	23,668
Net interest income after provision for loan losses	179,196	177,063

Noninterest income:
Impairment losses on securities	(885)	(577)
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	554	70
Net impairment losses	(331)	(507)
Gain on sale of investments, net	260	201
Service charges and fees	25,899	26,748
Trust and other financial services income	6,256	6,158
Insurance commission income	4,801	4,966
Loss on real estate owned, net	(2,839)	(1,960)
Income from bank owned life insurance	3,372	4,820
Mortgage banking income	2,804	887
Other operating income	3,190	2,785
Total noninterest income	43,412	44,098

Noninterest expense:
Compensation and employee benefits	83,425	81,161
Premises and occupancy costs	16,729	17,499
Office operations	9,805	9,564
Processing expenses	18,541	17,350
Marketing expenses	7,695	6,855
Federal deposit insurance premiums	4,343	6,168
Professional services	5,136	3,783
Amortization of intangible assets	793	1,445
Real estate owned expense	2,143	1,163
Other expense	6,435	6,803
Total noninterest expense	155,045	151,791

Income before income taxes	67,563	69,370
Income tax expense	20,328	20,394

Net income	$47,235	48,976

Basic earnings per share	$0.50	0.48

Diluted earnings per share	$0.50	0.48

Annualized return on average equity	5.42%	5.25%
Annualized return on average assets	0.79%	0.81%

Basic common shares outstanding	94,277,362	101,866,461
Diluted common shares outstanding	94,591,402	102,268,927

Northwest Bancshares, Inc. and Subsidiaries

Asset quality

(Dollars in thousands)

	September 30, 2012	June 30, 2012	September 30, 2011	December 31, 2011

Non-accrual loans current:
Residential mortgage loans	$—	—	—	—
Home equity loans	—	—	—	—
Other consumer loans	—	—	—	—
Commercial real estate loans	18,138	16,773	17,296	13,057
Commercial loans	12,290	10,168	20,534	13,480
Total non-accrual loans current	$30,428	26,941	37,830	26,537

Non-accrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$—	—	—	—
Home equity loans	—	—	—	—
Other consumer loans	—	—	—	—
Commercial real estate loans	6,404	3,230	5,557	3,274
Commercial loans	311	489	1,238	90
Total non-accrual loans delinquent 30 days to 59 days	$6,715	3,719	6,795	3,364

Non-accrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$—	—	—	—
Home equity loans	—	—	—	—
Other consumer loans	—	—	—	—
Commercial real estate loans	1,860	1,600	2,052	1,560
Commercial loans	1,340	344	2,471	3,808
Total non-accrual loans delinquent 60 days to 89 days	$3,200	1,944	4,523	5,368

Non-accrual loans delinquent 90 days or more:
Residential mortgage loans	$24,476	25,336	31,705	28,221
Home equity loans	9,365	9,770	9,340	9,560
Other consumer loans	1,494	1,580	2,117	2,667
Commercial real estate loans	35,230	33,956	50,395	44,603
Commercial loans	9,864	14,008	18,670	10,785
Total non- accrual loans delinquent 90 days or more	$80,429	84,650	112,227	95,836

Total non-accrual loans	$120,772	117,254	161,375	131,105

	September 30,	June 30,	September 30,	December 31,
	2012	2012	2011	2011

Nonperforming loans	$120,772	117,254	161,375	131,105
Real estate owned, net	29,291	30,470	20,648	26,887
Nonperforming assets	$150,063	147,724	182,023	157,992

Non-accrual troubled debt restructuring *	$29,261	28,342	27,421	29,575
Accruing troubled debt restructuring	57,004	50,129	39,417	39,854
Total troubled debt restructuring	$86,265	78,471	66,838	69,429

Nonperforming loans to total loans	2.11%	2.07%	2.92%	2.36%

Nonperforming assets to total assets	1.86%	1.84%	2.28%	1.99%

Allowance for loan losses to total loans	1.24%	1.24%	1.33%	1.28%

Allowance for loan losses to nonperforming loans	58.94%	59.79%	45.37%	54.26%

* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries

Delinquency

(Dollars in thousands)

Loan delinquency schedule

(Number of loans and dollar amount of loans)

	September 30,			June 30,			September 30,			December 31,
	2012		*	2012		*	2011		*	2011		*
Loans delinquent 30 days to 59 days:
Residential mortgage loans	99	$5,971	0.2%	70	$4,470	0.2%	73	3,724	0.2%	427	$33,671	1.4%
Home equity loans	154	5,027	0.5%	153	5,842	0.5%	178	7,125	0.7%	222	7,426	0.7%
Consumer loans	1,019	4,470	1.9%	847	3,513	1.5%	857	4,189	1.7%	903	4,854	2.0%
Commercial real estate loans	101	18,512	1.2%	58	8,149	0.5%	57	10,489	0.7%	104	10,680	0.7%
Commercial loans	22	791	0.2%	33	1,839	0.5%	40	2,690	0.7%	32	2,027	0.5%
Total loans delinquent 30 days to 59 days	1,395	$34,771	0.6%	1,161	$23,813	0.4%	1,205	28,217	0.5%	1,688	58,658	1.1%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	83	$7,621	0.3%	83	$6,932	0.3%	85	7,430	0.3%	99	$8,629	0.4%
Home equity loans	53	2,116	0.2%	72	2,824	0.3%	45	1,547	0.1%	47	1,953	0.2%
Consumer loans	383	1,424	0.6%	319	1,273	0.5%	331	1,337	0.5%	412	1,787	0.7%
Commercial real estate loans	19	2,544	0.2%	23	3,081	0.2%	19	2,471	0.2%	38	3,122	0.2%
Commercial loans	21	1,855	0.5%	16	980	0.2%	29	4,466	1.1%	25	4,958	1.3%
Total loans delinquent 60 days to 89 days	559	$15,560	0.3%	513	$15,090	0.3%	509	17,251	0.3%	621	20,449	0.4%

Loans delinquent 90 days or more:
Residential mortgage loans	255	$24,476	1.0%	265	$25,336	1.0%	274	31,705	1.3%	273	$28,221	1.2%
Home equity loans	181	9,365	0.9%	180	9,770	0.9%	171	9,340	0.9%	177	9,560	0.9%
Consumer loans	351	1,494	0.6%	308	1,580	0.7%	407	2,117	0.9%	456	2,667	1.1%
Commercial real estate loans	133	35,230	2.3%	128	33,956	2.3%	142	50,395	3.5%	131	44,603	3.1%
Commercial loans	53	9,864	2.4%	57	14,008	3.5%	46	18,670	4.6%	66	10,785	2.8%
Total loans delinquent 90 days or more	973	$80,429	1.4%	938	$84,650	1.5%	1,040	112,227	2.0%	1,103	95,836	1.7%

Total loans delinquent	2,927	$130,760	2.3%	2,612	$123,553	2.2%	2,754	$157,695	2.8%	3,412	$174,943	3.2%

* - Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of September 30, 2012

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,403,993	—	18,910	16	1,357	2,424,276
Home equity loans	1,091,530	—	9,349	—	—	1,100,879
Other consumer loans	234,765	—	928	—	—	235,693
Total Personal Banking	3,730,288	—	29,187	16	1,357	3,760,848

Business Banking:
Commercial real estate loans	1,327,799	81,854	147,063	4,250	—	1,560,966
Commercial loans	326,229	15,415	61,747	3,428	—	406,819
Total Business Banking	1,654,028	97,269	208,810	7,678	—	1,967,785

	$5,384,316	97,269	237,997	7,694	1,357	5,728,633

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of December 31, 2011

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,373,275	—	22,843	11	1,237	2,397,366
Home equity loans	1,074,512	—	10,274	—	—	1,084,786
Other consumer loans	244,491	—	1,198	—	—	245,689
Total Personal Banking	3,692,278	—	34,315	11	1,237	3,727,841

Business Banking:
Commercial real estate loans	1,211,583	75,981	144,947	3,256	—	1,435,767
Commercial loans	298,597	23,887	62,753	2,674	—	387,911
Total Business Banking	1,510,180	99,868	207,700	5,930	—	1,823,678

	$5,202,458	99,868	242,015	5,941	1,237	5,551,519

Northwest Bancshares, Inc. and Subsidiaries

Allowance for loan losses

(Dollars in thousands)

	Quarter ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Allowance for loan losses
Beginning balance	$70,110	75,455	71,138	76,412
Provision	6,915	8,057	18,165	23,668
Charge-offs residential mortgage	(1,197)	(634)	(3,459)	(2,668)
Charge-offs home equity	(1,268)	(588)	(2,749)	(3,736)
Charge-offs other consumer	(1,536)	(1,307)	(4,327)	(3,816)
Charge-offs commercial real estate	(1,385)	(3,675)	(5,817)	(8,220)
Charge-offs commercial	(1,641)	(4,791)	(5,009)	(10,706)
Recoveries	1,179	691	3,235	2,274
Ending balance	$71,177	73,208	71,177	73,208

Net charge-offs to average loans, annualized	0.41%	0.75%	0.43%	0.65%

Northwest Bancshares, Inc. and Subsidiaries

Municipal securities portfolio

(Dollars in thousands)

	September 30, 2012			As a %
	Market	Book	Unrealized	of book
	value	value	gain	value
Municipal securities by state:
Pennsylvania
School districts	$100,813	95,928	4,885	47.1%
General obligations	37,275	35,431	1,844	17.4%
Revenue bonds	4,386	4,313	73	2.1%
Total Pennsylvania	142,474	135,672	6,802	66.6%
New York	28,125	27,051	1,074	13.2%
Ohio	6,887	6,428	459	3.2%
All other states	37,898	34,653	3,245	17.0%
	$215,384	203,804	11,580

	December 31, 2011			As a %
	Market	Book	Unrealized	of book
	value	value	gain	value
Municipal securities by state:
Pennsylvania
School districts	$119,920	114,699	5,221	48.4%
General obligations	43,129	41,766	1,363	17.6%
Revenue bonds	4,717	4,709	8	2.0%
Total Pennsylvania	167,766	161,174	6,592	68.0%
New York	35,269	33,679	1,590	14.2%
Ohio	6,661	6,426	235	2.7%
All other states	38,073	35,904	2,169	15.1%
	$247,769	237,183	10,586

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarters ended September 30,
	2012			2011
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (h)	Balance	Interest	Cost (h)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,703,380	77,698	5.43%	5,490,795	81,025	5.86%
Mortgage-backed securities (c)	722,368	3,941	2.18%	857,898	5,544	2.58%
Investment securities (c) (d)	350,081	3,997	4.57%	412,927	5,066	4.91%
FHLB stock	46,834	12	0.10%	52,336	—	—
Other interest-earning deposits	598,114	364	0.24%	652,958	393	0.24%

Total interest-earning assets	7,420,777	86,012	4.62%	7,466,914	92,028	4.90%

Noninterest earning assets (e)	625,460			560,951

Total assets	$8,046,237			8,027,865

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$1,154,104	1,060	0.37%	1,081,721	1,157	0.42%
Interest-bearing demand accounts	834,890	180	0.09%	798,424	244	0.12%
Money market accounts	1,076,799	920	0.34%	950,113	1,016	0.42%
Certificate accounts	1,991,987	8,047	1.61%	2,338,436	12,541	2.13%
Borrowed funds (f)	856,292	6,576	3.06%	840,560	6,625	3.13%
Junior subordinated debentures	103,094	1,437	5.45%	103,094	1,436	5.45%

Total interest-bearing liabilities	6,017,166	18,220	1.20%	6,112,348	23,019	1.49%

Noninterest bearing liabilities (g)	859,553			726,173

Total liabilities	6,876,719			6,838,521

Shareholders’ equity	1,169,518			1,189,344

Total liabilities and shareholders’ equity	$8,046,237			8,027,865

Net interest income/ Interest rate spread		67,792	3.42%		69,009	3.41%

Net interest-earning assets/ Net interest margin	$1,403,611		3.65%	1,354,566		3.70%

Ratio of interest-earning assets to interest-bearing liabilities	1.23X			1.22X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)	Average balances include FHLB borrowings and securities sold under agreements to repurchase.
(g)	Average balances include non-interest bearing demand deposits (checking accounts).
(h)

Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 5.39% and 5.82%, respectively, Investment securities - 3.20% and 3.42%, respectively, Interest-earning assets - 4.52% and 4.79%, respectively. GAAP basis net interest rate spreads were 3.32% and 3.29%, respectively, and GAAP basis net interest margins were 3.56% and 3.59%, respectively.

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Nine months ended June 30,
	2012			2011
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (h)	Balance	Interest	Cost (h)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,636,905	234,371	5.55%	5,496,988	242,262	5.87%
Mortgage-backed securities (c)	743,568	13,041	2.34%	900,414	18,373	2.72%
Investment securities (c) (d)	334,799	12,335	4.91%	387,034	15,390	5.30%
FHLB stock	47,330	36	0.10%	55,403	—	—
Other interest-earning deposits	644,602	1,217	0.25%	681,464	1,289	0.25%

Total interest-earning assets	7,407,204	261,000	4.70%	7,521,303	277,314	4.91%

Noninterest earning assets (e)	611,578			570,231

Total assets	$8,018,782			8,091,534

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$1,133,876	3,200	0.38%	1,079,718	3,861	0.48%
Interest-bearing demand accounts	817,474	648	0.11%	795,183	722	0.12%
Money market accounts	1,024,971	2,762	0.36%	932,617	3,231	0.46%
Certificate accounts	2,105,367	27,725	1.76%	2,380,466	38,680	2.17%
Borrowed funds (f)	845,499	19,543	3.09%	843,366	19,778	3.14%
Junior subordinated debentures	103,094	4,281	5.46%	103,094	4,261	5.45%

Total interest-bearing liabilities	6,030,281	58,159	1.29%	6,134,444	70,533	1.54%

Noninterest bearing liabilities (g)	826,038			712,678

Total liabilities	6,856,319			6,847,122

Shareholders’ equity	1,162,463			1,244,412

Total liabilities and shareholders’ equity	$8,018,782			8,091,534

Net interest income/ Interest rate spread		202,841	3.41%		206,781	3.37%

Net interest-earning assets/ Net interest margin	$1,376,923		3.65%	1,386,859		3.67%

Ratio of interest-earning assets to interest-bearing liabilities	1.23X			1.23X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f) Average balances include FHLB borrowings and securities sold under agreements to repurchase.

(g) Average balances include non-interest bearing demand deposits (checking accounts).

(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 5.51% and 5.84%, respectively, Investment securities - 3.41% and 3.65%, respectively, Interest-earning assets - 4.60% and 4.80%, respectively. GAAP basis net interest rate spreads were 3.31% and 3.27%, respectively, and GAAP basis net interest margins were 3.55% and 3.56%, respectively.

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended			Quarter ended
	September 30, 2012			June 30, 2012
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (h)	Balance	Interest	Cost (h)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,703,380	77,698	5.43%	$5,627,459	77,981	5.54%
Mortgage-backed securities (c)	722,368	3,941	2.18%	761,616	4,409	2.32%
Investment securities (c) (d)	350,081	3,997	4.57%	311,087	4,001	5.14%
FHLB stock	46,834	12	0.10%	46,916	25	0.21%
Other interest-earning deposits	598,114	364	0.24%	679,217	473	0.28%

Total interest-earning assets	7,420,777	86,012	4.62%	7,426,295	86,889	4.68%

Noninterest earning assets (e)	625,460			592,004

Total assets	$8,046,237			$8,018,299

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$1,154,104	1,060	0.37%	$1,146,989	1,034	0.36%
Interest-bearing demand accounts	834,890	180	0.09%	831,414	240	0.12%
Money market accounts	1,076,799	920	0.34%	1,021,485	878	0.35%
Certificate accounts	1,991,987	8,047	1.61%	2,088,538	9,032	1.74%
Borrowed funds (f)	856,292	6,576	3.06%	846,244	6,490	3.08%
Junior subordinated debentures	103,094	1,437	5.45%	103,094	1,422	5.46%

Total interest-bearing liabilities	6,017,166	18,220	1.20%	6,037,764	19,096	1.27%

Noninterest bearing liabilities (g)	859,553			817,118

Total liabilities	6,876,719			6,854,882

Shareholders’ equity	1,169,518			1,163,417

Total liabilities and shareholders’ equity	$8,046,237			$8,018,299

Net interest income/ Interest rate spread		67,792	3.42%		67,793	3.41%

Net interest-earning assets/ Net interest margin	$1,403,611		3.65%	$1,388,531		3.65%

Ratio of interest-earning assets to interest-bearing liabilities	1.23X			1.23X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f) Average balances include FHLB borrowings and securities sold under agreements to repurchase.

(g) Average balances include non-interest bearing demand deposits (checking accounts).

(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 5.39% and 5.50%, respectively, Investment securities - 3.20% and 3.54%, respectively, Interest-earning assets - 4.52% and 4.58%, respectively. GAAP basis net interest rate spreads were 3.32% and 3.31%, respectively, and GAAP basis net interest margins were 3.56% and 3.55%, respectively.